EXHIBIT 99.01

News Release

Investor Contact:
Stan Finkelstein
Investor Relations
(925) 290-4321
ir@formfactor.com

FORMFACTOR, INC. REPORTS 2024 THIRD QUARTER RESULTS
Record Quarterly Revenue, Profitability at the Top End of the Outlook Range;
Sees Reduced Demand for Foundry and Logic in Q4, Partially Offset by Continued Strength in DRAM

LIVERMORE, Calif. — October 30, 2024 —FormFactor, Inc. (Nasdaq: FORM) today announced its financial results for the third quarter of fiscal 2024 ended September 28, 2024. Quarterly revenues were $207.9 million, a company record and an increase of 5.3% compared to $197.5 million in the second quarter of fiscal 2024, and an increase of 21.2% from $171.6 million in the third quarter of fiscal 2023.

•Record revenue in the third quarter exceeded outlook range and non-GAAP EPS was at the top end of the range.
•Strong DDR5 demand produced third consecutive record-setting quarter of DRAM probe-card revenue.
•FormFactor’s diversification strategy enabled participation in expanding investments in generative AI and data center applications.

“We are proud to have posted our all-time revenue record in the third quarter,” said Mike Slessor, CEO of FormFactor, Inc. “This performance was driven by continued strength in our DRAM probe-card business, layered on top of moderate growth in our Foundry & Logic and Systems businesses.”

Third Quarter and Fiscal 2024 Highlights

On a GAAP basis, net income for the third quarter of fiscal 2024 was $18.7 million, or $0.24 per fully-diluted share, compared to net income for the second quarter of fiscal 2024 of $19.4 million, or $0.25 per fully-diluted share, and net income for the third quarter of fiscal 2023 of $4.4 million, or $0.06 per fully-diluted share. Gross margin for the third quarter of 2024 was 40.7%, compared with 44.0% in the second quarter of 2024, and 40.4% in the third quarter of 2023.

On a non-GAAP basis, net income for the third quarter of fiscal 2024 was $27.2 million, or $0.35 per fully-diluted share, compared to net income for the second quarter of fiscal 2024 of $27.3 million, or $0.35 per fully-diluted share, and net income for the third quarter of fiscal 2023 of $17.3 million, or $0.22 per fully-diluted share. On a non-GAAP basis, gross margin for the third quarter of 2024 was 42.2%, compared with 45.3% in the second quarter of 2024, and 41.9% in the third quarter of 2023.

A reconciliation of GAAP to non-GAAP measures is provided in the schedules included below.

GAAP net cash provided by operating activities for the third quarter of fiscal 2024 was $26.7 million, compared to $21.9 million for the second quarter of fiscal 2024, and $20.6 million for the third quarter of fiscal 2023. Free cash flow for the third quarter of fiscal 2024 was $20.0 million, compared to free cash flow for the second quarter of fiscal 2024 of $14.2 million, and free cash flow for the third quarter of 2023 of $16.9 million. A reconciliation of net cash provided by operating activities to non-GAAP free cash flow is provided in the schedules included below.

Outlook

Dr. Slessor added, “We continue to experience record levels of DRAM probe card demand, with contributions from both DDR5 and High Bandwidth Memory applications. This, combined with slightly higher Systems Segment revenue, is helping to partially offset the forecasted reduction in Foundry & Logic probe-card demand.”

For the fourth quarter ending December 28, 2024, FormFactor is providing the following outlook*:

	GAAP	Reconciling Items**	Non-GAAP
Revenue	$190 million +/- $5 million	—	$190 million +/- $5 million
Gross Margin	40% +/- 1.5%	$3 million	41% +/- 1.5%
Net income per diluted share	$0.16 +/- $0.04	$0.13	$0.29 +/- $0.04
*This outlook assumes consistent foreign currency rates.
**Reconciling items are stock-based compensation, amortization of intangible assets and fixed asset fair value adjustments due to acquisitions, and restructuring charges, net of applicable income tax impacts.

We posted our revenue breakdown by geographic region, by market segment and with customers with greater than 10% of total revenue on the Investor Relations section of our website at www.formfactor.com. We will conduct a conference call at 1:25 p.m. PT, or 4:25 p.m. ET, today.

The public is invited to listen to a live webcast of FormFactor’s conference call on the Investor Relations section of our website at www.formfactor.com. A telephone replay of the conference call will be available approximately two hours after the conclusion of the call. The replay will be available on the Investor Relations section of our website, www.formfactor.com.

Use of Non-GAAP Financial Information:

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we disclose certain non-GAAP measures of non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and free cash flow, that are adjusted from the nearest GAAP financial measure to exclude certain costs, expenses, gains and losses. Reconciliations of the adjustments to GAAP results for the three and nine months ended September 28, 2024, and for outlook provided before, as well as for the comparable periods of fiscal 2023, are provided below, and on the Investor Relations section of our website at www.formfactor.com. Information regarding the ways in which management uses non-GAAP financial information to evaluate its business, management's reasons for using this non-GAAP financial information, and limitations associated with the use of non-GAAP financial information, is included under “About our Non-GAAP Financial Measures” following the tables below.

About FormFactor:

FormFactor, Inc. (NASDAQ: FORM), is a leading provider of essential test and measurement technologies along the full semiconductor product life cycle - from characterization, modeling, reliability, and design de-bug, to qualification and production test. Semiconductor companies rely upon FormFactor’s products and services to accelerate profitability by optimizing device performance and advancing yield knowledge. The Company serves customers through its network of facilities in Asia, Europe, and North America. For more information, visit the Company’s website at www.formfactor.com.

Forward-looking Statements:

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws, including with respect to the Company’s future financial and operating results, and the Company’s plans, strategies and objectives for future operations. These statements are based on management’s current expectations and beliefs as of the date of this release, and are subject to a number of risks and uncertainties, many of which are beyond the Company’s control, that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding future financial and operating results, including under the heading “Outlook” above, customer demand, conditions in the semiconductor industry, and other statements regarding the Company’s business. Forward-looking statements may contain words such as “may,” “might,” “will,” “expect,” “plan,” “anticipate,” “forecast,” and “continue,” the negative or plural of these words and similar expressions, and include the assumptions that underlie such statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: changes in demand for the Company’s products; customer-specific demand; market opportunity; anticipated industry trends; the availability, benefits, and speed of customer acceptance or implementation of new products and technologies; manufacturing, processing, and design capacity, goals, expansion, volumes, and progress; difficulties or delays in research and development; industry seasonality; risks to the Company’s realization of benefits from acquisitions, investments in capacity and investments in new electronic data systems and information technology; reliance on customers or third parties (including suppliers); changes in macro-economic environments; events affecting global and regional economic and market conditions and stability such as military conflicts, political volatility, infectious diseases and pandemics, and similar factors, operating separately or in combination; and other factors, including those set forth in the Company’s most current annual report on Form 10-K, quarterly reports on Form 10-Q and other filings by the Company with the U.S. Securities and Exchange Commission. In addition, there are varying barriers to international trade, including restrictive trade and export regulations such as the US-China restrictions, dynamic tariffs, trade disputes between the U.S. and other countries, and national security developments or tensions, that may substantially restrict or condition our sales to or in certain countries, increase the cost of doing business internationally, and disrupt our supply chain. No assurances can be given that any of the events anticipated by the forward-looking statements within this press release will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of the Company. Unless required by law, the Company is under no obligation (and expressly disclaims any such obligation) to update or revise its forward-looking statements whether as a result of new information, future events, or otherwise.

FORMFACTOR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 28, 2024	June 29, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Revenues	$207,917	$197,474	$171,575	$574,116	$494,939
Cost of revenues	123,212	110,574	102,290	339,773	304,293
Gross profit	84,705	86,900	69,285	234,343	190,646
Operating expenses:
Research and development	31,243	31,564	31,014	91,434	87,599
Selling, general and administrative	35,607	37,874	35,564	106,560	101,561
Total operating expenses	66,850	69,438	66,578	197,994	189,160
Gain on sale of business	—	310	—	20,581	—
Operating income	17,855	17,772	2,707	56,930	1,486
Interest income, net	3,650	3,415	1,662	10,221	4,420
Other income (expense), net	(558)	360	788	322	1,261
Income before income taxes	20,947	21,547	5,157	67,473	7,167
Provision for income taxes	2,211	2,155	786	7,564	626
Net income	$18,736	$19,392	$4,371	$59,909	$6,541
Net income per share:
Basic	$0.24	$0.25	$0.06	$0.77	$0.08
Diluted	$0.24	$0.25	$0.06	$0.76	$0.08
Weighted-average number of shares used in per share calculations:
Basic	77,406	77,235	77,571	77,364	77,265
Diluted	78,439	78,717	78,412	78,495	77,860

FORMFACTOR, INC.
NON-GAAP FINANCIAL MEASURE RECONCILIATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 28, 2024	June 29, 2024	September 30, 2023	September 28, 2024	September 30, 2023
GAAP Gross Profit	$84,705	$86,900	$69,285	$234,343	$190,646
Adjustments:
Amortization of intangibles, inventory and fixed asset fair value adjustments due to acquisitions, and other	530	584	1,118	1,661	3,580
Stock-based compensation	1,934	1,932	1,376	5,794	4,801
Restructuring charges	524	—	—	607	357
Non-GAAP Gross Profit	$87,693	$89,416	$71,779	$242,405	$199,384

GAAP Gross Margin	40.7%	44.0%	40.4%	40.8%	38.5%
Adjustments:
Amortization of intangibles, inventory and fixed asset fair value adjustments due to acquisitions, and other	0.3%	0.3%	0.7%	0.3%	0.7%
Stock-based compensation	0.9%	1.0%	0.8%	1.0%	1.0%
Restructuring charges	0.3%	—%	—%	0.1%	0.1%
Non-GAAP Gross Margin	42.2%	45.3%	41.9%	42.2%	40.3%

GAAP operating expenses	$66,850	$69,438	$66,578	$197,994	$189,160
Adjustments:
Amortization of intangibles and other	(240)	(240)	(466)	(720)	(3,563)
Stock-based compensation	(7,002)	(8,277)	(9,463)	(23,756)	(24,532)
Restructuring charges	(249)	—	—	(249)	(1,183)
Costs related to sale of business	(13)	(43)	(2,139)	(702)	(2,139)
Non-GAAP operating expenses	$59,346	$60,878	$54,510	$172,567	$157,743

GAAP operating income	$17,855	$17,772	$2,707	$56,930	$1,486
Adjustments:
Amortization of intangibles, inventory and fixed asset fair value adjustments due to acquisitions, and other	770	824	1,584	2,381	7,143
Stock-based compensation	8,936	10,209	10,839	29,550	29,333
Restructuring charges	773	—	—	856	1,540
Gain on sale of business and related costs	13	(267)	2,139	(19,879)	2,139
Non-GAAP operating income	$28,347	$28,538	$17,269	$69,838	$41,641

FORMFACTOR, INC.
NON-GAAP FINANCIAL MEASURE RECONCILIATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 28, 2024	June 29, 2024	September 30, 2023	September 28, 2024	September 30, 2023
GAAP net income	$18,736	$19,392	$4,371	$59,909	$6,541
Adjustments:
Amortization of intangibles, inventory and fixed asset fair value adjustments due to acquisitions, and other	770	824	1,584	2,381	7,143
Stock-based compensation	8,936	10,209	10,839	29,550	29,333
Restructuring charges	773	—	—	856	1,540
Gain on sale of business and related costs	13	(267)	2,139	(19,879)	2,139
Income tax effect of non-GAAP adjustments	(2,002)	(2,835)	(1,617)	(3,924)	(5,650)
Non-GAAP net income	$27,226	$27,323	$17,316	$68,893	$41,046

GAAP net income per share:
Basic	$0.24	$0.25	$0.06	$0.77	$0.08
Diluted	$0.24	$0.25	$0.06	$0.76	$0.08

Non-GAAP net income per share:
Basic	$0.35	$0.35	$0.22	$0.89	$0.53
Diluted	$0.35	$0.35	$0.22	$0.88	$0.53

FORMFACTOR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	September 28, 2024	September 30, 2023
Cash flows from operating activities:
Net income	$59,909	$6,541
Selected adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	22,197	22,880
Amortization	1,920	6,043
Stock-based compensation expense	29,550	29,333
Provision for excess and obsolete inventories	10,052	12,566
Gain on sale of business	(20,581)	—
Other activity impacting operating cash flows	(21,426)	(22,011)
Net cash provided by operating activities	81,621	55,352
Cash flows from investing activities:
Acquisition of property, plant and equipment	(30,773)	(46,094)
Proceeds from sale of business	21,585	—
Purchases of marketable securities, net	(15,464)	(3,900)
Purchase of promissory note receivable	(1,500)	—
Net cash used in investing activities	(26,152)	(49,994)
Cash flows from financing activities:
Purchase of common stock through stock repurchase program	(37,211)	—
Proceeds from issuances of common stock	9,748	8,822
Principal repayments on term loans	(803)	(781)
Tax withholdings related to net share settlements of equity awards	(17,990)	(9,349)
Net cash used financing activities	(46,256)	(1,308)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	3	(3,324)
Net increase in cash, cash equivalents and restricted cash	9,216	726
Cash, cash equivalents and restricted cash, beginning of period	181,273	112,982
Cash, cash equivalents and restricted cash, end of period	$190,489	$113,708

FORMFACTOR, INC.
RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES TO NON-GAAP FREE CASH FLOW
(In thousands)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 28, 2024	June 29, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Net cash provided by operating activities	$26,731	$21,878	$20,571	$81,621	$55,352
Adjustments:
Sale of business related payments in working capital	2,134	630	2,139	2,811	2,139
Cash paid for interest	97	101	105	298	317
Capital expenditures	(8,939)	(8,398)	(5,917)	(30,773)	(46,094)
Free cash flow	$20,023	$14,211	$16,898	$53,957	$11,714

FORMFACTOR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 28, 2024	June 29, 2024	December 30, 2023
ASSETS
Current assets:
Cash and cash equivalents	$184,506	$195,914	$177,812
Marketable securities	169,961	161,710	150,507
Accounts receivable, net of allowance for credit losses	116,866	113,277	102,957
Inventories, net	105,374	114,814	111,685
Restricted cash	3,773	5,939	1,152
Prepaid expenses and other current assets	34,302	28,964	29,667
Total current assets	614,782	620,618	573,780
Restricted cash	2,210	2,098	2,309
Operating lease, right-of-use-assets	25,034	26,650	30,519
Property, plant and equipment, net of accumulated depreciation	204,108	204,102	204,399
Goodwill	200,137	199,548	201,090
Intangibles, net	11,017	11,657	12,938
Deferred tax assets	92,826	88,841	78,964
Other assets	3,669	2,751	2,795
Total assets	$1,153,783	$1,156,265	$1,106,794

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$52,086	$62,235	$63,857
Accrued liabilities	46,508	49,523	41,037
Current portion of term loan, net of unamortized issuance costs	1,098	1,090	1,075
Deferred revenue	20,972	17,953	16,704
Operating lease liabilities	8,512	8,240	8,422
Total current liabilities	129,176	139,041	131,095
Term loan, less current portion, net of unamortized issuance costs	12,488	12,765	13,314
Long-term operating lease liabilities	19,731	21,441	25,334
Deferred grant	18,000	18,000	18,000
Other liabilities	19,378	17,102	10,247
Total liabilities	198,773	208,349	197,990

Stockholders’ equity:
Common stock	77	77	77
Additional paid-in capital	845,466	863,283	861,448
Accumulated other comprehensive loss	(1,773)	(7,948)	(4,052)
Accumulated income	111,240	92,504	51,331
Total stockholders’ equity	955,010	947,916	908,804
Total liabilities and stockholders’ equity	$1,153,783	$1,156,265	$1,106,794

About our Non-GAAP Financial Measures:

We believe that the presentation of non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and free cash flow provides supplemental information that is important to understanding financial and business trends and other factors relating to our financial condition and results of operations. Non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income are among the primary indicators used by management as a basis for planning and forecasting future periods, and by management and our board of directors to determine whether our operating performance has met certain targets and thresholds. Management uses non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income when evaluating operating performance because it believes that the exclusion of the items indicated herein, for which the amounts or timing may vary significantly depending upon our activities and other factors, facilitates comparability of our operating performance from period to period. We use free cash flow to conduct and evaluate our business as an additional way of viewing our liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows. Many investors also prefer to track free cash flow, as opposed to only GAAP earnings. Free cash flow has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures, and therefore it is important to view free cash flow as a complement to our entire consolidated statements of cash flows. We have chosen to provide this non-GAAP information to investors so they can analyze our operating results closer to the way that management does, and use this information in their assessment of our business and the valuation of our Company. We compute non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income, by adjusting GAAP net income, GAAP net income per basic and diluted share, GAAP gross profit, GAAP gross margin, GAAP operating expenses, and GAAP operating income to remove the impact of certain items and the tax effect, if applicable, of those adjustments. These non-GAAP measures are not in accordance with, or an alternative to, GAAP, and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income, net income per basic and diluted share, gross profit, gross margin, operating expenses, or operating income in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. We may expect to continue to incur expenses of a nature similar to the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income should not be construed as an inference that these costs are unusual, infrequent or non-recurring. For more information on the non-GAAP adjustments, please see the table captioned “Non-GAAP Financial Measure Reconciliations” and “Reconciliation of Cash Provided by Operating Activities to non-GAAP Free Cash Flow” included in this press release.

Source: FormFactor, Inc.
FORM-F